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                                                                    EXHIBIT 10.6


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT ("Agreement") is made and entered into as of June 1, 2000 by and between MILLER WELBORN, an individual resident of Alabama (hereinafter referred to as "Consultant"), and BOYD BROS. TRANSPORTATION INC., a Delaware corporation (hereinafter referred to as the "Company").

                              W I T N E S S E T H:

         WHEREAS, Consultant has heretofore been employed by the Company as Vice Chairman, and prior thereto was employed by the Company as President and Chief Executive Officer;

         WHEREAS, Consultant has resigned from his employment with the Company;

         WHEREAS, the Company desires for Consultant to provide certain consulting services for the Company and to agree to certain restrictions concerning confidential information as set forth herein and to make certain payments to Consultant in consideration therefor;

         NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:

1.       TERMINATION OF EMPLOYMENT AGREEMENT; CONSULTING.

         1.1 Consultant and the Company hereby covenant and agree that the employment relationship between Consultant and the Company more particularly described in that certain Employment Agreement between the parties hereto, dated December 8, 1997, as amended by that certain First Amendment to Acquisition Agreement, Employment Agreement and Covenant Not to Compete, dated as of March 17, 2000 (the "Employment Agreement"), shall be terminated as of the end of business on May 31, 2000; provided, however, that those provisions of the Employment Agreement that by their terms survive any termination or expiration of the Employment Agreement shall continue in full force and effect thereafter. Notwithstanding Section 7(a) of the Employment Agreement, the termination of Consultant's employment with the Company shall not constitute Consultant's resignation from the Company's Board of Directors.

         1.2 The Company hereby engages the Consultant to perform and the Consultant hereby agrees to perform the consulting services in Section 1.3 below to commence June 1, 2000 and terminate on November 30, 2001 (the "Term"). Consultant shall make himself available to perform consulting services for the Company for up to Ten working days per month, on


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such days, at such times, and in such locations as the Chief Executive Officer of the Company shall reasonably request.

         1.3 The consulting services to be performed by Consultant shall include advice on [marketing, sales, owner/operator issues, driver recruitment and retention] and such other consulting services as may be agreed upon from time to time by Consultant and the Company ("Consulting Services"). Consultant shall report to the Chief Executive Officer of the Company only, or to the Chief Executive Officer's designee, or to the Chief Executive Officer of Welborn Transport, Inc., a wholly owned subsidiary of the Company.

         1.4 It is the intention of the parties that Consultant be an independent contractor and not an employee, agent, joint venturer, or partner of the Company. Nothing in this Agreement shall be interpreted or construed as creating or establishing the relationship of employer and employee between the Company and Consultant. Consultant shall not incur any liability or obligation on the part of the Company without the prior written consent of the Company or represent to any third party that Consultant has the authority to incur any obligation on behalf of the Company.

2.       COMPENSATION.

         2.1 In consideration for the Consulting Services to be performed by Consultant described in Section 1.3 hereof and Consultant's undertakings concerning Confidential Information set forth in Section 3 hereof, the Company shall pay Consultant a consultant fee of $6,250 per month (the "Consulting Fee") through and including November 30, 2001 or the earlier termination of this Agreement.

         2.2 The Company and Consultant acknowledge and agree that Consultant is not the Company's employee, and the Company therefore shall not take any action or provide Consultant with any benefits or commitments inconsistent with any of such undertakings by Consultant. Accordingly, Consultant shall pay and report federal and state income tax withholding, workers' compensation, social security taxes, and unemployment insurance applicable to Consultant. Consultant shall bear sole responsibility for any health or disability insurance, retirement benefits, or other welfare or pension benefits, if any, of Consultant. Consultant agrees to defend, indemnify, and hold harmless the Company, its officers, directors, employees and agents, and the administrators of the Company's benefit plans, from and against any claims, liabilities, or expenses relating to such compensation, tax, insurance, or benefit matters, provided that the Company shall notify Consultant of each such claim and cooperate with Consultant in the defense and resolution of such claim.

         2.3 Consultant shall be entitled to reimbursement of all reasonable expenses incurred in performance of his duties hereunder, including without limitation, reimbursement of mileage expenses when on business of the Company.

         2.4 In the event of Consultant's death or disability, the payments contemplated in Section 2.1 shall be paid to his estate or to Consultant, as the case may be, in accordance with the terms thereof regardless of the provisions of Section 1 hereof.




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3.       CONFIDENTIAL INFORMATION.

         3.1 Subject to the provisions of Subsection 3.3 hereof, Consultant shall keep confidential and not directly or indirectly disclose or divulge to any person nor use or otherwise appropriate for Consultant's own benefit, pricing information, marketing information, recruitment and employment information, sales techniques of the Company or any other of the following confidential information or documents of or relating to the Company: confidential records, client and customer lists, information about client requirements, terms of contracts with clients and customers, and planning and financial information of the Company (hereinafter collectively referred to as the "Confidential Information"). Consultant hereby acknowledges and agrees that the prohibitions against disclosure of Confidential Information recited herein are in addition to, and not in lieu of, any rights or remedies which the Company may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of trade secrets or proprietary information, and the enforcement by the Company of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or available remedies which it may possess in law or equity absent this Agreement.

         3.2 Consultant shall not utilize the Confidential Information for any purpose except the purpose for which the Confidential Information is being disclosed to the Consultant.

         3.3 The obligation of nondisclosure and nonuse set forth in this
Section 3 shall expire two (2) years after the last date on which the Consultant performs consulting services hereunder and shall not apply to any Confidential Information that was: (a) in the public domain at the time it was disclosed to the Consultant or subsequently came into the public domain through no fault of the Consultant; (b) rightfully known by the Consultant prior to its disclosure to him or independently developed by the Consultant outside of his employment or consulting engagement with the Company; or (c) received by the Consultant as a matter of right from a source other than the Company or another person subject to a confidentiality obligation to the Company.

4.       DISCLOSURE UNDER LEGAL COMPULSION.

         In the event that Consultant or any of Consultant's representatives become legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand, any similar process or otherwise) to disclose any of the Confidential Information, Consultant shall provide the Company with prompt prior written notice of such requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Company waives compliance with the provisions hereof, Consultant agrees to furnish only that portion of the Confidential Information which is required to be disclosed in the written opinion of Consultant's counsel, and to use reasonable efforts to obtain confidential treatment of such of the disclosed information which the Company so designates.




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5.       CONTINUATION OF NONCOMPETITION COVENANTS.

         Consultant acknowledges and agrees that the terms, conditions, restrictions and requirements of (i) that certain Covenant Not To Compete by and between the Consultant, W.T. Acquisition Company and the Company, dated December 8, 1998, as amended by that certain First Amendment to Acquisition Agreement, Employment Agreement and Covenant Not to Compete, dated as of March 17, 2000, and (ii) Sections 8, 9, 10, 11, 12, 13, 14 and 15 of the Employment Agreement, shall continue in full force and effect and shall not be amended, terminated or otherwise modified by this Agreement in any way.

6.       INJUNCTION.

         6.1 It is the understanding of the parties that the obligations of the Consultant set forth in Section 3 of this Agreement relating to Confidential Information will be enforced to the fullest extent permissible under the laws and public policies in any jurisdiction in which enforcement is sought, and shall survive the termination of this Agreement and/or Consultant's engagement with the Company.

         6.2 If there is a breach or threatened breach of any provision of this Agreement, the Company shall be entitled to seek and obtain an injunction restraining the Consultant from such breach. Nothing contained in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies for such breach or threatened breach.

         6.3 If any court shall determine that the duration, geographical limit or any other aspect of any restriction contained in this Agreement is unenforceable, it is the intention of the parties that any restrictive covenants set forth herein shall not thereby be terminated, but shall be deemed amended to the extent required to render them valid and enforceable.

         6.4 The Consultant acknowledges and agrees that the prohibition against disclosure of Confidential Information recited in Section 3 hereof is in addition to, and not in lieu of, any rights or remedies which the Company may have available pursuant to the laws of any jurisdiction or at common law to prevent the disclosure of trade secrets and that the enforcement by the Company of its rights and remedies pursuant to this Agreement shall not be construed as a waiver of any other rights or remedies which it may possess in law or at equity absent this Agreement.

7.       TERMINATION.

         7.1 Either party may terminate this Agreement in the event of a material breach by the other party of any obligation provided herein. Any such termination may be made only by written notice to the other party, specifically identifying the breach or breaches on which termination is based. Following receipt of such notice, the party in breach shall have fifteen (15) days to cure such breach or breaches, and this Agreement shall terminate in the event that such cure is not made by the end of such period.




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         7.2 Upon the termination of this Agreement, Consultant shall promptly return to the Company all materials furnished by the Company to Consultant during the term of this Agreement, without regard to whether such materials contain proprietary or confidential information of the Company and all materials containing any proprietary information or Confidential Information of the Company.

         7.3 In the event of any termination of this Agreement, Sections 2.3, 3, 5 and 6 hereof shall survive and continue in full force and effect.

8.       SEVERABILITY.

         If any particular provision of this Agreement shall be adjudicated to be invalid or unenforceable (subject to Subsection 6.3 above), such provision shall be deemed amended to delete therefrom the portion adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of this Section in the particular jurisdiction in which such adjudication is made.

9.       NOTICES.

         Any notice required or permitted to be given under this Agreement shall be given in writing and sent by certified mail, postage prepaid, return receipt requested, to the last known residence in the case of the Consultant or to the Company's principal office in the case of the Company.

10.      AMENDMENT; NO WAIVER; ENTIRE AGREEMENT; SUCCESSORS AND ASSIGNS.

         This Agreement may not be changed orally, but only by an agreement in writing, duly signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought. Any term or condition of this Agreement may be waived at any time by the party hereto which is entitled to the benefit thereof. A waiver on one occasion shall not be deemed to be a waiver of the same or of any other breach on a future occasion. This Agreement supersedes all prior discussions and agreements between Contractor and the Company with respect to the matters herein contained, and, unless otherwise expressly provided herein, this Agreement contains the sole and entire agreement between the parties with respect to the transactions contemplated hereby. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns, and, in the case of Consultant, shall inure to the benefit of his heirs, legatees, executors, administrators and guardians.

11.      GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.




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12.      BREACH OF AGREEMENT.

         Consultant agrees that in the event Consultant breaches any material provisions of this Agreement, the Company shall be entitled, in addition to any other remedies the Company may have under this Agreement, to offset to the extent of any liability, loss, damage or injury from such breach any payments due to Consultant pursuant to this or any other agreement to which Consultant and the Company are parties, which notice of offset shall include an indication of the reasons therefor.

13.      COUNTERPARTS AND HEADINGS.

         This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The headings set out are for convenience or reference and shall not be deemed a part of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement and set their hands and seals thereto as of the date first above written.


                                    "COMPANY":

                                    BOYD BROS. TRANSPORTATION INC.



                                    By: /s/ Richard Bailey
                                        ----------------------------------------
                                    Name: Richard Bailey
                                          --------------------------------------
                                    Title: Chief Financial Officer


                                    "CONSULTANT":


                                    /s/ Miller Welborn                    [SEAL]
                                    --------------------------------------
                                    MILLER WELBORN